Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Reports Fiscal 2009 First Quarter

Results

BERKELEY HEIGHTS, N.J., November 13, 2008 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure workflow management software and web-based services, today announced financial results for the fiscal 2009 first quarter ended September 30, 2008.

Ben Benjamin, President of Authentidate, stated, “Through the first quarter of fiscal 2009 we continued to implement our new strategy announced in January 2008, by increasing revenues, cutting and managing operating costs and expanding into new markets. Even as macro-economic pressures face the country, we are confident in our ability to increase the use of our Inscrybe solutions as they offer customers, among other things, the ability to reduce costs and improve efficiency.”

Total revenue for the three months ended September 30, 2008 increased 61% to approximately $1,690,000 compared to $1,048,000 for the same period last year. These results reflect an increase of approximately 41% in U.S. revenues and growth from our German operations of approximately 80%. Compared to the fourth quarter of fiscal 2008, revenues increased approximately 1% reflecting an increase of approximately 9.5% in U.S. revenues which was partially offset by a decrease of approximately 4.5% in German revenues due primarily to exchange rate changes.

Net loss for the first quarter of fiscal 2009 decreased to $2,446,000, or $0.07 per share, compared to $4,583,000, or $0.13 per share, for the same period last year. The net loss for the prior year period includes approximately $1,115,000 for incremental legal, professional service and accrued severance expenses.

As of September 30, 2008, the Company’s cash and cash equivalents, and marketable securities totaled $12,761,000 and deferred revenue totaled $1,340,000.

Mr. Benjamin continued, “Increased transaction volumes and new customers for both our U.S. and German operations resulted in revenue growth of 61%. This growth, coupled with our cost management activities significantly reduced our operating loss for the quarter. We recently announced three new customers in the U.S., Virtuox, Community Home Care Services and WILLCARE, and added other new customer projects during the period. We expect new and existing customers to contribute to our revenue growth as they ramp up their use of our current services and sign on for expanded services.”

“Our solutions offer the necessary tools to help customers reduce the cost of healthcare administration by automating complex workflows and allowing fast, flexible and compliant communications between third parties that are a key component of such workflows. As such, we believe demand for our services will increase as awareness grows and healthcare providers face increased pressure to reduce their costs while not sacrificing quality of care,” concluded Mr. Benjamin.

Conference Call

Management will host a conference call today at 4:30 p.m. ET, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 562-3356 and the dial in number for international callers is (973) 582-2700. The access code for all callers is 69280399. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “Audio Archives” link. Following the conclusion of the call, the webcast will also be archived on the Company’s website.

A replay of the call will be available through November 20, 2008. To access the replay, please dial (800) 642-1687 in the U.S. and (706) 645-9291 internationally, and then enter the access code 69280399. A live web cast will be available on the Company’s website.

Information About the Proposed Merger with Parascript

On August 6, 2008, Authentidate announced a definitive merger agreement with Parascript, LLC, an image analysis and pattern recognition software provider. In connection with the proposed transaction, our subsidiary, AHC Group, filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4, containing a preliminary joint proxy statement of Authentidate and Parascript, and a preliminary prospectus of Authentidate covering the common stock of the new Authentidate to be issued upon closing of the transaction. Authentidate and Parascript will mail the definitive Joint Proxy Statement/Prospectus to their respective security holders, which will contain important information about the transaction. Authentidate and Parascript urge investors and security holders to read the definitive Joint Proxy Statement/Prospectus when it is available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by and through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Authentidate from Authentidate’s website (www.authentidate.com) under the tab “About Us – Investor Relations and then under the item “SEC Filings.”

The merger is still subject to customary closing conditions, including shareholder approval. However, in light of the uncertainty in the credit markets and changes in Parascript’s business, the board of directors of the company is considering a proposal to change the structure of the proposed merger. However, there can be no assurance that the parties will agree on an amendment to the merger agreement.

Proxy Solicitation

Authentidate, Parascript and their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding the persons, who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed merger will be set forth in the definitive joint proxy statement/prospectus when it is filed with the SEC. You can also find information about Authentidate’s executive officers and directors in its 2008 Annual Report on Form 10-K, which was filed with the SEC on September 26, 2008. You can obtain free copies of these documents from the SEC at the SEC’s web site at www.sec.gov and from Authentidate using the contact information above.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include increased revenues, reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper- based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange

Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. and Inscrybe is a trademark of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)	September 30, 2008 (Unaudited)	June 30, 2008
Assets
Current assets
Cash and cash equivalents	$2,836	$4,493
Restricted cash	512	512
Marketable securities	8,925	6,375
Accounts receivable, net	874	1,287
Prepaid expenses and other current assets	1,328	671

Total current assets	14,475	13,338
Marketable securities	1,000	3,950
Property and equipment, net	893	1,014
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,530	2,533
Goodwill	7,341	7,341
Other assets	1,339	1,375
Assets held for sale	2,000	2,000

Total assets	$29,578	$31,551

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$1,776	$1,850
Deferred revenue	1,200	1,273
Other current liabilities	60	97

Total current liabilities	3,036	3,220
Long-term deferred revenue	140	140

Total liabilities	3,176	3,360

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,615 and 34,537 issued and outstanding on September 30, 2008 and June 30, 2008, respectively	35	35
Additional paid-in capital	165,983	165,681
Accumulated deficit	(139,470)	(137,006)
Accumulated other comprehensive loss	(149)	(522)

Total shareholders’ equity	26,402	28,191

Total liabilities and shareholders’ equity	$29,578	$31,551

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,
(in thousands, except per share data)	2008	2007
Revenues
Software licenses and support	$983	$547
Hosted software services	707	501

Total revenues	1,690	1,048

Operating expenses
Cost of revenues	735	454
Selling, general and administrative	2,827	4,557
Product development	423	772
Depreciation and amortization	353	379

Total operating expenses	4,338	6,162

Operating loss	(2,648)	(5,114)
Other income, net	202	531

Net loss	$(2,446)	$(4,583)

Basic and diluted loss per share	$(0.07)	$(0.13)